UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FORCEFIELD ENERGY INC.
(Exact name of Registrant as specified in its charter)

Nevada	20-8584329
(State of Incorporation)	(I.R.S. Employer Identification No.)

245 Park Avenue 39th Floor New York, NY.	10187
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered

Common Stock, $0.001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 333-145910

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form SB-2 (File No. 333-145910) filed with the Securities and Exchange Commission on September 7, 2007, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (2)

(1)
Incorporated herein by reference from Exhibit 3.1 of the Company’s Registration Statement, as amended by (i) Exhibit 3.2 of the Company’s Registration Statement, (ii) Exhibit 3.1.1 of the Company’s Current Report on Form 8-K on March 30, 2009, (iii) Exhibit 3.1.2 of the Company’s Current Report on Form 8-K on March 30, 2009, (iv) Exhibit 3 of the Company’s Current Report on Form 8-K on March 24, 2011, (v) Exhibit 3.1 of the Company’s Current Report on Form 8-K on October 11, 2012, (vi) Exhibit 3.2 of the Company’s Current Report on Form 8-K on October 11, 2012, and (vii) Exhibit 3.1 of the Company’s Current Report on Form 8-K on February 28, 2013.

(2)	Incorporated herein by reference from Exhibit 3.3 of the Company’s Registration Statement.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 15th day of October, 2013.

ForceField Energy Inc.

By:	/s/ David Natan
David Natan
Chief Executive Officer

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